Exhibit 99.2

SemGroup Reiterates Rejection of Plains All American Pipeline Unsolicited Proposal

Plains’ Proposal Does Not Provide Any Reasonable Basis to Begin Discussions

TULSA, Oklahoma – November 17, 2011 – SemGroup® Corporation (NYSE: SEMG) (“SemGroup” or the “Company”) today announced that it has sent a letter to Plains All American Pipeline, L.P. (NYSE: PAA) (“Plains All American”) reiterating SemGroup’s Board of Directors’ rejection of the unsolicited, unchanged proposal by Plains All American to acquire all of the outstanding shares of SemGroup for $24.00 per share in cash. Plains All American’s unsolicited proposal was originally made on October 6, 2011 and is $4.72 lower than the closing price of SemGroup on Tuesday, November 15, 2011.

Consistent with its fiduciary duties, and in consultation with its independent financial and legal advisors, the SemGroup Board has reviewed the unsolicited, $24 per share proposal and determined that it substantially undervalued the Company and its future prospects. The SemGroup Board believes that the $24 per share proposal is opportunistic and does not provide any reasonable basis from which to begin discussions or negotiations with Plains All American.

The full text of the letter sent today to Greg L. Armstrong, Chairman and Chief Executive Officer of Plains All American follows:

November 17, 2011

Greg L. Armstrong

Chairman and Chief Executive Officer

Plains All American Pipeline, L.P.

333 Clay Street, Suite 1600

Houston, Texas 77002

Dear Mr. Armstrong:

The Board of Directors of SemGroup Corporation has reviewed your letter dated November 16, 2011, which simply reiterates Plains All American Pipeline, L.P.’s unsolicited proposal to acquire all of the issued and outstanding Class A and Class B common stock of SemGroup for $24.00 per share in cash. As we explained in our letter of October 19, 2011, the SemGroup Board carefully reviewed Plains’ unsolicited proposal with the assistance of its financial and legal advisors and determined that it substantially undervalues SemGroup and its future prospects.

The SemGroup Board continues to believe that your current proposal is opportunistic and fails to adequately reflect SemGroup’s bright prospects for stockholder value creation. We take our fiduciary duties very seriously and will consider any bona fide acquisition proposal or other transaction that reflects the full and fair value of SemGroup’s current business and future prospects. However, it continues to be the unanimous view of the Board that your current proposal does not provide any reasonable basis from which to begin discussions or negotiations. Reiterating an inadequate value does not make it attractive nor does it provide a reason to engage with Plains.

SemGroup’s Board and management team are enthusiastic about SemGroup’s prospects and are confident of achieving stockholder returns in excess of what can be derived from Plains’ unsolicited proposal. We believe that SemGroup is well positioned to continue to grow its business in its key operating areas and believe that our long-term strategic plan will deliver substantial value to our stockholders.

As discussed on our third quarter earnings announcement and conference call earlier this week, we have made significant operational improvements and clear progress towards optimizing our corporate structure and asset mix to position our company to participate in growth opportunities in the oil and natural gas production markets. We continued to increase capacity and utilization across our assets, including a 56% increase in White Cliffs Pipeline volumes, an increase in SemCrude Cushing leased storage capacity and a 39% increase in SemGas volumes over the prior year, resulting in increased revenue. In addition, as you recognized, we are evaluating potential projects within the footprint of our existing assets to deploy $350 million to $500 million in 2012-2013 at highly attractive EBITDA multiples that we believe will be beneficial to our stockholders. We are confident that the strong, long-term fundamentals in both crude oil and natural gas will result in more infrastructure needs, and SemGroup is well positioned to participate in this growth.

We remain committed to building stockholder value, and we believe that our strategy of growing our business organically in its key operating areas will deliver substantially greater value to SemGroup stockholders than Plains’ proposal.

Sincerely,

Norman Szydlowski	John F. Chlebowski
Chief Executive Officer	Chairman of the Board

Barclays Capital and LCT Capital are serving as SemGroup’s financial advisors and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to SemGroup and its board of directors.

About SemGroup

Based in Tulsa, OK, SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

SemGroup® is a registered trademark of SemGroup Corporation.

ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or a solicitation of any vote, consent or approval. No tender offer for the shares of SemGroup has commenced at this time. If a tender offer is commenced, SemGroup may file a solicitation/recommendation statement with the U.S. Securities and Exchange Commission (“SEC”). Any solicitation/recommendation statement filed by SemGroup that is required to be mailed to stockholders will be mailed to stockholders of SemGroup. In addition, SemGroup may file a proxy statement and other documents with the SEC. Any definitive proxy statement will be mailed to stockholders of SemGroup. INVESTORS AND SECURITY HOLDERS OF SEMGROUP ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by SemGroup through the web site maintained by the SEC at http://www.sec.gov.

A registration statement relating to the common units of the Master Limited Partnership has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any offers, solicitations of offers to buy or sales of securities will only be made in accordance with the registration requirements of the Securities Act of 1933 or an exemption therefrom.

CERTAIN INFORMATION REGARDING PARTICIPANTS

SemGroup and certain of its respective directors and executive officers may be deemed to be participants under the rules of the SEC in any future solicitation of proxies or consents from SemGroup’s stockholders in respect of the matters discussed herein. Security holders may obtain information regarding the names, affiliations and interests of SemGroup’s directors and executive officers in SemGroup’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 31, 2011, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on April 21, 2011. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation or consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in future filings with the SEC.

FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this press release including the prospects of our industry, our anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facilities; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; any sustained reduction in demand for the petroleum products we gather, transport, process and store; our ability to obtain new sources of supply of petroleum products; our failure to comply with new or existing environmental laws or regulations or cross border laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; any future impairment to goodwill resulting from the loss of customers or business; changes in currency exchange rates; and the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies, as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this press release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts

SemGroup

Liz Barclay, 918-524-8158

Media Relations

lbarclay@semgroupcorp.com

Alisa Perkins, 918-524- 8081

Investor Relations

investor.relations@semgroupcorp.com

or

Joele Frank, Wilkinson Brimmer Katcher

James Golden, 212-355-4449

or

Aaron Palash, 212-355-4449